                                                                    EXHIBIT 10.2

                                            ***TEXT OMITTED AND FILED SEPARATELY
                                                CONFIDENTIAL TREATMENT REQUESTED
                                          UNDER 17 C.F.R. SECTIONS 200.80(b)(4),
                                                            200.83 AND 240.24B-2
                                                           Agreement No. 99-0036

                            SPONSOR OPTION AGREEMENT

        THIS AGREEMENT, dated and effective as of April 23, 1999, is by and between the Wisconsin Alumni Research Foundation ("WARF"), a nonstock, nonprofit Wisconsin corporation, and Geron Corporation ("Sponsor"), a Delaware corporation.

                              PURPOSE OF AGREEMENT

        WHEREAS, Sponsor, pursuant to a separate agreement with the University of Wisconsin-Madison ("University"), has committed Financial Support (defined below) to the University for the purpose of conducting research;

        WHEREAS, WARF is willing and hereby offers to grant options to take licenses to additional cell types not covered by the License Agreement (defined below), wherein such option is defined in the License Agreement, and further offers to grant options to any other invention arising from the Financial Support provided to the University by the Sponsor and under certain patents or patent applications which are or will be assigned to WARF, and Sponsor hereby states its desire for such options;

        NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, the parties covenant and agree as follows:

        Section 1. DEFINITIONS.

        For the purposes of this Agreement, the Appendix 1 definitions shall apply.

        Section 2. GRANT OF OPTIONS TO LICENSES.

                A.      Future Notification and Option to Future Patents.

                        (i) WARF shall notify Sponsor of any Future Patents by sending Sponsor a written disclosure from the inventor or a copy of the U.S. Patent Application claiming such invention. Such disclosure shall be considered confidential information subject to the obligations set forth in Section 7 hereto. WARF shall not be obligated to grant any rights to Sponsor concerning any inventions, disclosures or applications provided to Sponsor pursuant to this
Section 2B(i) except as provided in Section 2B(ii).

                        (ii) Sponsor shall have an option to add any Future Patents to the Licensed Patents under the license granted by the License Agreement. Sponsor must exercise such option within ninety (90) days after receiving a copy of U.S. Patent Application (without claims) by written notification to WARF including a Development Plan detailing Sponsor's plan and timeline for bringing Products to market incorporating the Future Patents and paying WARF a license fee for the Future Patent. The license fee shall be negotiated in good faith for each new U.S. patent application added to the Licensed Patents under the License Agreement. In addition, Sponsor shall pay to WARF patent reimbursement as set forth in Section 4C of the License Agreement.

                C.      U.S. Government Interests.

        It is understood that if the United States Government (through any of its agencies or otherwise) has funded research, during the course of or under which any of the inventions of the Future Patents were or are conceived or made, the United States Government is entitled, as a right, under the provisions of 35 U.S.C. Section 200-212 and applicable regulations of Chapter 37 of the Code of Federal Regulations, to a nonexclusive, nontransferable, irrevocable, paid-up license to practice or have practiced the invention of such Future Patents for governmental purposes. Any license granted to Sponsor in this Agreement shall be subject to such right.

        Section 3. CONSIDERATION.

        The consideration for the options is the Financial Support, which is accepted by WARF in lieu of any separate option fees, which otherwise would have been required by WARF.

        Section 4. CERTAIN WARRANTIES OF WARF.

        WARF makes no warranty other than WARF warrants that the Principal Investigator ("PI") and Researchers have entered into the agreement set forth in Appendix 4 to assign to WARF all inventions that any of them conceive and reduce to practice during and as a part of the Research Program. PI has further agreed to require each additional Researcher who may work on the Research Program to accept the same obligation to assign. (See Appendix 3.) Furthermore, nothing in this Agreement shall be construed as an obligation by WARF to provide Sponsor with any know-how or materials not provided in Future Patents.

        Section 5. TERMINATION.

        This Agreement shall be subject to termination under the following circumstances:

                A. This Agreement shall terminate on [...***...] unless Sponsor and WARF have agreed to extend the option for an additional term and Sponsor has provided the Financial Support of the Research Program as required by the University for such extension.

                B. This Agreement shall terminate if the Research Agreement, or its successor agreement, is terminated for any reason.

                C. Sponsor may terminate this Agreement at any time upon giving WARF thirty (30) days' written notice but only with respect to its obligations to WARF and WARF's obligations to Sponsor.

        Section 6. ASSIGNMENT.

        This Agreement may not be transferred or assigned by Sponsor except to a company in which Sponsor owns at least fifty percent (50%) of the equity; upon sale or transfer of substantially all the assets of Sponsor or with the prior written consent of WARF.

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[...***...] = MATERIAL HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL
TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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        Section 7. CONFIDENTIALITY.

        A. Both parties agree to hold the other party's confidential information in confidence using procedures at least as stringent as the receiving party uses to protect its own confidential information. Each party shall mark all confidential information confidential or, if disclosed orally, such information shall be identified to the receiving party as confidential at the time of the oral disclosure and the disclosing party shall confirm the confidentiality of such oral information by letter to the receiving party no later than ten (10) days after the oral disclosure. Confidential information shall not include any information:

        (a) known to the receiving party at the time of disclosure by the disclosing party;

        (b) known or available to the public at the time of the disclosure or thereafter; or

        (c) disclosed to receiving party in good faith by another party having the right to disclose such information.

        B. All information regarding inventions conceived or reduced to practice during the course of or under the Research Program which is disclosed by PI or Researchers to Sponsor shall be considered confidential.

        Section 8. NOTICE.

        Any notice required to be given pursuant to the provisions of this Agreement shall be in writing and shall be deemed to have been given at the earlier of the time when actually received as a consequence of any effective method of delivery, including but not limited to hand delivery, transmission by telecopier, or delivery by a professional courier service or the time when sent by certified or registered mail addressed to the party for whom intended at the address below or at such changed address as the party shall have specified by written notice, provided that any notice of change of address shall be effective only upon actual receipt.

        (a)     Wisconsin Alumni Research Foundation
                Attn: Managing Director
                614 Walnut Street
                Madison, Wisconsin  53705

        (b)     Geron Corporation
                Attn: Vice President of Corporate Development
                200 Constitution Drive
                Menlo Park, CA  94025

        Section 9.  AMENDMENT AND CHOICE OF LAWS.

        This Agreement may not be amended except by written, mutual agreement of the parties expressly set forth as an amendment hereto. This Agreement shall be governed by the laws of the State of Wisconsin.

        Section 10. AUTHORITY.

        The persons signing on behalf of WARF and Sponsor hereby warrant and represent that they have authority to execute this Agreement on behalf of the party for whom they have signed.

        IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the dates indicated below.

        WISCONSIN ALUMNI RESEARCH FOUNDATION

By: /s/ Richard H. Leazer                         Date: 5/6/99
   -----------------------------------------
     Richard H. Leazer, Managing Director

        GERON CORPORATION

By: /s/ David L. Greenwood                        Date: 5/6/99
   -----------------------------------------

Name & Title:
             -------------------------------------------------

--------------------------------------------------------------
Approved in by WARF's General Counsel:

/s/ Elizabeth L.R. Donley                        Date: April 22, 1999
--------------------------------------------
Elizabeth L.R. Donley

                                   APPENDIX 1

        1. "Research Program" shall be limited to the ongoing program of research described in Appendix 2 during the period such program is funded by Sponsor pursuant to the Research Agreement.

        2. "Principal Investigator" shall be the individual identified in the University of Wisconsin Principal Investigator Patent Agreement, attached as Appendix 3.

        3. "Researchers" shall be limited to individuals performing research under the Research Program who have signed the University of Wisconsin Researcher and Patent Agreement which is attached as Appendix 4.

        4. "Development Plan" shall mean a summary overview of the activities believed necessary to commercialize an invention of the Future Patents or to bring Products relating to cell types to market.

        5. "Research Agreement" shall refer to and mean a separate, contemporaneous agreement between Sponsor and the University, a copy of which is attached as Appendix 5.

        6. "Financial Support" shall refer to and mean funds provided by Sponsor to the University in support of the Research Program in an amount of at least $[...***...] for the period April 1, 1998 to March 31, 1999; $[...***...]
for the year beginning on April 1, 1999 to March 31, 2000; and $[...***...] for the year beginning on April 1, 2000 to March 31, 2001 to support further research by Professor Thomson at the University of Wisconsin - Madison.

        7. "Future Patents" shall be limited to any patent or patent application arising out of any invention which is conceived and reduced to practice under and during the course of the Research Program and which is assigned to WARF by Principal Investigator or Researchers.

        8. "Licensed Field" shall be limited to therapeutic and diagnostic treatments for humans which are covered by one or more claims of the Licensed Patents.

        9. "License Agreement" shall refer to and mean Agreement No. 99-0027, of even date herewith, entered into by the parties hereto.


----------

[...***...] = MATERIAL HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

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                                   APPENDIX 2

                                RESEARCH PROGRAM

                           (To be provided by Sponsor)



                                  Page 6 of 9
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                                   APPENDIX 3

                             UNIVERSITY OF WISCONSIN

                     PRINCIPAL INVESTIGATOR PATENT AGREEMENT

James A. Thomson                              Principal Investigator
----------------------------------------

Geron Corporation                             Sponsor
----------------------------------------

        I am the above Principal Investigator at the University of Wisconsin on the Research Program as described in Appendix 2 hereto. I understand that the Research Program is now or is soon to be supported, directly or indirectly by funds supplied by the Sponsor. I understand and agree that Sponsor's support of the Research Program is being accepted in lieu of the option fees which might otherwise be charged for the technology resulting from the Research Program and that such support will not be part of the basis for the gross income relied on by WARF for payment of any royalty shares to the inventors for any licenses of patents or other technology resulting from this research.

        In consideration for such support, I hereby agree and obligate myself to disclose promptly to the Wisconsin Alumni Research Foundation (WARF) any invention conceived of or reduced to practice by me, whether solely or jointly by others, resulting in whole or in part from activity undertaken by me as a part of the Research Program. I so agree and obligate myself on the condition that WARF will consider the patentability and the licensability of any such invention and advise me of WARF's interest in taking title to the invention and pursuing patent protection for it.

        At the sole option of WARF and if WARF so requests, I agree to assign to WARF all my right, title and interest in such invention in the United States, its territories and possessions and in all foreign countries. The making of this assignment shall be conditioned solely upon WARF's willingness to accord to me the benefit of its then-standard Memorandum Agreement for use with University inventors assigning inventions to WARF, a copy of such Agreement shall be executed both by me and WARF.

        I also agree to require any other researchers working on the Research Program to similarly assign their rights in any such inventions to WARF. To fulfill this obligation, I will require that each investigator sign a copy of the University of Wisconsin Investigator and Patent Agreement attached hereto as Appendix 4, and forward the signed copy to WARF. All such inventors assigning to WARF will have the same opportunity for financial reward as any other University inventor who brings an invention to WARF under the terms of the then-standard Memorandum Agreement.

__________________________________________ Principal Investigator


Dated: ___________________________________

                                   APPENDIX 4

            UNIVERSITY OF WISCONSIN INVESTIGATOR AND PATENT AGREEMENT

                                         Researcher
----------------------------------------

            James A. Thomson             Principal Investigator(s)
----------------------------------------

            Geron Corporation            Sponsor
----------------------------------------

        I am the University of Wisconsin researcher identified above. I am about to enter into research forming part of the Research Program described in Appendix 2 conducted by the above Principal Investigator(s) at the University of Wisconsin that is covered by an Agreement between WARF, and the above Sponsor. As a consequence, the research work I am about to undertake may be supported, directly or indirectly, by a grant from the Sponsor. I understand and agree that Sponsor's support of the Research Program is being accepted in lieu of the option fees which might otherwise be charged for the technology resulting from the Research Program and that such support will not be part of the basis for the gross income relied on by WARF for payment of any royalty shares to the inventors for any licenses of patents or other technology resulting from this research.

        In consideration for such support, I hereby agree and obligate myself to disclose promptly to the Wisconsin Alumni Research Foundation (WARF) any invention conceived of or reduced to practice by me, whether solely or jointly with others, resulting in whole or in part from activity undertaken by me as part of the Research Program. I so agree and obligate myself on the condition that WARF will consider the patentability and the licensability of any such invention and advise me of WARF's interest in taking title to the invention and pursuing patent protection for it.

        At the sole option of WARF and if WARF so requests, I agree to assign to WARF all right, title, and interest in any such invention in the United States, its territories and possessions and in all foreign countries. The making of this assignment shall be conditioned solely upon WARF's willingness to accord to me the benefit of its then-standard Memorandum Agreement for use with University inventors assigning inventions to WARF, a copy of which Agreement shall be executed both by me and by WARF.

                                         Researcher
----------------------------------------


----------------------------------------
                  Date



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                                   APPENDIX 5

                               RESEARCH AGREEMENT

                        (To be provided by Sponsor prior
                         to execution of this Agreement)



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